Exhibit 23.1


The Board of Directors of ValCom, Inc.:


We consent to the use of our report on ValCom, Inc. dated April 4, 2001 and to the reference to our firm under the heading "Experts" in this Form SB-2.


signed "Jay J. Shapiro, C.P.A.,
a professional corporation

Encino, California
June 18, 2001